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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 for the registration of $104,500,000 of debt securities for Transamerica Finance Corporation of our report dated January 23, 1998 for Transamerica Finance Corporation which is incorporated by reference in the Registration Statement on Form S-3 No. 33-58365 and related Prospectus of Transamerica Finance Corporation, and to the reference to our firm under the caption "Experts" in the Prospectus.

                                                 /s/ Ernst & Young LLP

San Francisco, California
October 29, 1998